Exhibit 13(a)(2)

APPENDIX A TO DISTRIBUTION AND SERVICE PLAN

Name of Portfolio	Class of Shares	Distribution Fee (expressed as a percentage of average daily net assets of the Portfolio attributable to the specified Class)	Service Fee (expressed as a percentage of average daily net assets of the Portfolio attributable to the specified Class)
BlackRock LifePath® Dynamic Retirement Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%

BlackRock LifePath® Dynamic 2025 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%

BlackRock LifePath® Dynamic 2030 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%

BlackRock LifePath® Dynamic 2035 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%

BlackRock LifePath® Dynamic 2040 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%

BlackRock LifePath® Dynamic 2045 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%

BlackRock LifePath® Dynamic 2050 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%

BlackRock LifePath® Dynamic 2055 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%

BlackRock LifePath® Dynamic 2060 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%

BlackRock LifePath® Dynamic 2065 Fund	Investor A	—	0.25%
	Class R	0.25%	0.25%
	Investor C	0.75%	0.25%

iShares U.S. Aggregate Bond Index Fund	Investor A	—	0.25%
	Investor P	—	0.25%

iShares S&P 500 Index Fund	Investor A	—	0.25%
	Investor P	—	0.25%
	Service	—	0.15%

Amended as of May 16, 2012

Amended as of February 23, 2017

Amended as of May 17, 2018

Updated April 10, 2019

Amended as of October 30, 2019

Amended as of February 25, 2020